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Exhibit 23.1



                (Letterhead of Goldberg & Company Appears Here)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Saf T Lok Incorporated
1101 Northpoint Parkway
West Palm Beach, Fl 33407


Dear Sirs:

We hereby consent to the use in the Form 10-KSB Annual Report of Saf T Lok Incorporated for the years ended December 31, 1997 and 1998, our reports dated April 2, 1998 and March 24, 1999, relating to the financial statements of Saf T Lok Incorporated which appear in such Form 10-KSB and are incorporated by reference into the Company's registration statement on Form S-8, SEC file #333-71393.



                                   Goldberg & Company, P.A.
                                   Certified Public Accountants


West Palm Beach, Florida
April 15, 1999